PRESS RELEASE

The Cooper Companies Announces Fourth Quarter
and Full Year 2018 Results

PLEASANTON, Calif., December 6, 2018 — The Cooper Companies, Inc. (NYSE: COO) today announced financial results for the fiscal fourth quarter and full year ended October 31, 2018.

•	Fourth quarter revenue increased 16% year-over-year to $651.5 million. Fiscal 2018 revenue increased 18% to $2,532.8 million.

•	Fourth quarter GAAP diluted earnings per share $2.02, up 24 cents or 13% from last year's fourth quarter. Fiscal 2018 GAAP EPS $2.81, down 63% from fiscal 2017.

•
Fourth quarter non-GAAP diluted earnings per share $2.87, up 22 cents or 8% from last year’s fourth quarter. Fiscal 2018 non-GAAP EPS $11.50, up 19% from fiscal 2017. See “Reconciliation of GAAP Results to Non-GAAP Results” below.

Commenting on the results, Albert White, Cooper’s president and chief executive officer said, "This was a year of record revenues, non-GAAP EPS and free cash flow. I am proud of our team for everything we accomplished and believe our growth strategies are working and our momentum remains strong.”

Fourth Quarter Operating Results

•	Revenue $651.5 million up 16% from last year’s fourth quarter, up 9% pro forma (defined as constant currency, including acquisitions and excluding carrier screening and NIPT in both periods).

•	Gross margin 66% compared with 63% in last year’s fourth quarter. On a non-GAAP basis, gross margin was 66% compared with 66% last year.

•	Operating margin 19% compared with 19% in last year’s fourth quarter. On a non-GAAP basis, operating margin was 27% compared with 27% last year.

•	Interest expense increased to $22.8 million compared with $10.1 million in last year's fourth quarter primarily due to higher debt and interest rates.

•	Total debt decreased $271.4 million from July 31, 2018, to $2,022.8 million primarily due to debt paydown from operational cash flow generation.

•	Cash provided by operations $236.6 million offset by capital expenditures of $43.4 million resulted in free cash flow of $193.2 million, up 16% year-over-year.

Fourth Quarter CooperVision (CVI) Operating Results

•	Revenue $480.6 million, up 9% from last year’s fourth quarter, up 10% pro forma.

•	Revenue by category:

				Pro forma
	(In millions)	% of CVI Revenue	%chg	%chg
	4Q18	4Q18	y/y	y/y
Toric	$149.2	31%	10%	11%
Multifocal	47.8	10%	6%	7%
Single-use sphere	141.7	29%	19%	21%
Non single-use sphere, other	141.9	30%	2%	2%
Total	$480.6	100%	9%	10%
•Revenue by geography:

				Pro forma
	(In millions)	% of CVI Revenue	%chg	%chg
	4Q18	4Q18	y/y	y/y
Americas	$185.8	39%	8%	8%
EMEA	183.8	38%	6%	9%
Asia Pacific	111.0	23%	19%	19%
Total	$480.6	100%	9%	10%

•
Gross margin 64% compared with 65% in last year’s fourth quarter. On a non-GAAP basis, gross margin was 64% compared with 68% last year. Gross margins were negatively impacted primarily by currency, as well as internal shipping costs and higher than expected inventory and equipment write-offs associated with older products.22%

Fourth Quarter CooperSurgical (CSI) Operating Results

•	Revenue $170.9 million, up 40% from last year’s fourth quarter, up 5% pro forma.

•	Revenue by category:

				Pro forma
	(In millions)	% of CSI Revenue	%chg	%chg
	4Q18	4Q18	y/y	y/y
Office and surgical products	$110.0	64%	97%	12%
Fertility	60.9	36%	(9)%	(6)%
Total	$170.9	100%	40%	5%

•
Gross margin 70% compared with 57% in last year’s fourth quarter. On a non-GAAP basis, gross margin was 73% vs. 60% last year. Gross margin increases driven by the addition of PARAGARD® and improvements in product mix.11

Fiscal Year 2018 Operating Results

•	Revenue $2,532.8 million, up 18% from fiscal 2017, up 7% pro forma.

•	CVI revenue $1,882.0 million, up 12% from fiscal 2017, up 8% pro forma, and CSI revenue $650.8 million, up 40% from fiscal 2017, up 2% pro forma.

•	Gross margin 64% compared with 64% in fiscal 2017. Non-GAAP 67% compared with 65% in fiscal 2017.

•	Operating margin 16% compared with 20% in fiscal 2017. Non-GAAP 28% from 26% in fiscal 2017.

•	GAAP EPS $2.81, down 63% from fiscal 2017. Non-GAAP $11.50, up 19% from fiscal 2017.

•	Cash provided by operations $668.9 million offset by capital expenditures of $193.6 million resulted in free cash flow of $475.3 million.

Fiscal Year 2019 Guidance
The Company initiated its fiscal year 2019 guidance. Details are summarized as follows:
•Fiscal 2019 total revenue $2,600 - $2,660 million

-	CVI revenue $1,940 - $1,980 million

-	CSI revenue $660 - $680 million

•	Fiscal 2019 non-GAAP diluted earnings per share of $11.30 - $11.70
Non-GAAP diluted earnings per share guidance excludes amortization of intangible assets and other costs including acquisition and integration related expenses which we may incur as part of our continuing operations.
With respect to the Company’s guidance expectations, the Company has not reconciled non-GAAP diluted earnings per share guidance to GAAP diluted earnings per share due to the inherent difficulty in forecasting acquisition-related, integration and restructuring charges and expenses, which are reconciling items between the non-GAAP and GAAP measure. Due to the unknown effect, timing and potential significance of such charges and expenses that impact GAAP diluted earnings per share, the Company is not able to provide such guidance.

Reconciliation of GAAP Results to Non-GAAP Results
To supplement our financial results and guidance presented on a GAAP basis, we use non-GAAP measures that we believe are helpful in understanding our results. The non-GAAP measures exclude costs which we generally would not have otherwise incurred in the periods presented as a part of our continuing operations. Our non-GAAP financial results and guidance are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Management uses supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions. These non-GAAP measures are among the factors management uses in planning and forecasting for future periods. We believe it is useful for investors to understand the effects of these items on our consolidated operating results. Our non-GAAP financial measures may include the following adjustments, and as appropriate, the related income tax effects and changes in income attributable to noncontrolling interests:

•
We exclude the effect of amortization and impairment of intangible assets from our non-GAAP financial results. Amortization of intangible assets will recur in future periods; however, the amounts are affected by the timing and size of our acquisitions. Impairment of intangible assets is a non-recurring cost.

•
We exclude the effect of acquisition and integration expenses and the effect of restructuring expenses from our non-GAAP financial results. Such expenses generally diminish over time with respect to past acquisitions; however, we generally will incur similar expenses in connection with any future acquisitions. We incurred significant expenses in connection with our acquisitions and also incurred certain other operating expenses or income, which we generally would not have otherwise incurred in the periods presented as a part of our continuing operations. Acquisition and integration expenses include items such as personnel costs for transitional employees, other acquired employee related costs and integration related professional services. Restructuring expenses include items such as employee severance, product rationalization, facility and other exit costs.

•
We exclude other exceptional or unusual charges or expenses.  These can be variable and difficult to predict, such as certain litigation expenses and product transition costs, and are not what we consider as typical of our continuing operations. Investors should consider non-GAAP financial measures in addition to, and not as replacements for, or superior to, measures of financial performance prepared in accordance with GAAP.

•
We report revenue growth using the non-GAAP financial measure of pro forma which includes constant currency revenue and revenue from acquisitions and excludes carrier screening and NIPT in both periods. Management also presents and refers to constant currency information so that revenue results may be evaluated excluding the effect of foreign currency rate fluctuations. To present this information, current period revenue for entities reporting in currencies other than the United States dollar are converted into United States dollars at the average foreign exchange rates for the corresponding period in the prior year. To report pro forma revenue growth, we include revenue for the comparison period when we did not own recently acquired companies.

•
We define the non-GAAP measure of free cash flow as cash provided by operating activities less capital expenditures. We believe free cash flow is useful for investors as an additional measure of liquidity because it represents cash flows that are available for repayment of debt, repurchases of our common stock or to fund our strategic initiatives. Management uses free cash flow internally to understand, manage, make operating decisions and evaluate our business. In addition, we use free cash flow to help plan and forecast future periods.

THE COOPER COMPANIES, INC. AND SUBSIDIARIES Reconciliation of Selected GAAP Results to Non-GAAP Results (In millions, except per share amounts) (Unaudited)
	Three Months Ended October 31,
	2018			2018	2017			2017
	GAAP	Adjustment		Non-GAAP	GAAP	Adjustment		Non-GAAP
Cost of sales	$221.5	$(3.1)	A	$218.4	$208.1	$(16.8)	A	$191.3
Operating expense excluding amortization	$271.1	$(12.0)	B	$259.1	$227.0	$(9.5)	B	$217.5
Amortization of intangibles	$36.2	$(36.2)	C	$—	$17.9	$(17.9)	C	$—
Interest expense	$22.8	$(2.5)	D	$20.3	$10.1	$(2.2)	D	$7.9
Other (income) expense, net	$(12.8)	$14.2	E	$1.4	$1.8	$—		$1.8
Provision for income taxes	$12.1	$(2.8)	F	$9.3	$8.0	$3.6	F	$11.6
Diluted earnings per share	$2.02	$0.85		$2.87	$1.78	$0.87		$2.65
Weighted average diluted shares used	49.9			49.9	49.7			49.7

A
Fiscal 2018 GAAP cost of sales includes $3.1 million of costs primarily related to acquisitions and other integration costs, resulting in fiscal 2018 GAAP and non-GAAP gross margins of 66%. Fiscal 2017 GAAP cost of sales includes $10.9 million of primarily incremental costs associated with the impact of Hurricane Maria on our Puerto Rico manufacturing facility and $2.9 million of product write off costs related to the Avaira product transition in CooperVision; and $3.0 million of integration costs in CooperSurgical, resulting in fiscal 2017 GAAP gross margin of 63% as compared to fiscal 2017 non-GAAP gross margin of 66%.

B
Fiscal 2018 GAAP operating expense comprised of $12.0 million primarily related to integration activities and costs associated with exiting carrier screening and NIPT in CooperSurgical. Fiscal 2017 GAAP operating expense comprised of $9.5 million in charges primarily related to acquisition and integration activities in CooperSurgical and CooperVision.

C
Amortization expense was $36.2 million and $17.9 million for the fiscal 2018 and 2017 periods, respectively. Items A, B and C resulted in fiscal 2018 GAAP operating margin of 19% as compared to fiscal 2018 non-GAAP operating margin of 27%, and fiscal 2017 GAAP operating margin of 19% as compared to fiscal 2017 non-GAAP operating margin of 27%.

D
Fiscal 2018 interest expense includes $2.5 million write off of debt issuance costs related to term loan prepayment. Fiscal 2017 interest expense includes $2.2 million of fees related to the termination of a bridge loan facility commitment related to CooperSurgical's PARAGARD acquisition.

E	Other income includes $14.2 million from realization of Puerto Rico R&D credit.
F
Includes a $(15.6) million of U.S. tax reform impact in fiscal 2018 and $12.8 million net changes in the provision for income taxes that arise from the impact of the above adjustments. Fiscal 2017 represents the net changes in the provision for income taxes that arise from the impact of the above adjustments.

THE COOPER COMPANIES, INC. AND SUBSIDIARIES Reconciliation of Selected GAAP Results to Non-GAAP Results (In millions, except per share amounts) (Unaudited)
	Twelve Months Ended October 31,
	2018			2018	2017			2017
	GAAP	Adjustment		Non-GAAP	GAAP	Adjustment		Non-GAAP
Cost of sales	$900.5	$(75.5)	A	$825.0	$773.2	$(23.0)	A	$750.2
Operating expense excluding amortization and impairment	$1,058.1	$(50.9)	B	$1,007.2	$868.3	$(30.1)	B	$838.2
Amortization of intangibles	$146.7	$(146.7)	C	$—	$68.4	$(68.4)	C	$—
Impairment of intangibles	$24.4	$(24.4)	D	$—	$—	$—		$—
Interest Expense	$82.7	$(4.2)	E	$78.5	$33.4	$(2.2)	E	$31.2
Other (income) expense, net	$(11.5)	$14.2	F	$2.7	$1.7	$(0.2)	F	$1.5
Provision for income taxes	$192.0	$(144.5)	G	$47.5	$21.1	$15.7	G	$36.8
Diluted earnings per share	$2.81	$8.69		$11.50	$7.52	$2.18		$9.70
Weighted average diluted shares used	49.7			49.7	49.6			49.6

A
Fiscal 2018 GAAP cost of sales includes $10.1 million of costs in CooperVision primarily related to product transition write off costs, inventory step-up release and other related manufacturing integration costs; $65.4 million of costs in CooperSurgical, primarily related to PARAGARD and LifeGlobal inventory step-up release and other integration costs, resulting in fiscal 2018 GAAP gross margin of 64%, as compared to fiscal 2018 non-GAAP gross margin of 67%. Fiscal 2017 GAAP cost of sales includes $10.9 million of primarily incremental costs associated with the impact of Hurricane Maria on our Puerto Rico manufacturing facility; $5.7 million of product write off costs related to the Avaira product transition; and $0.6 million of facility start-up costs, all in CooperVision and $5.8 million of integration costs in CooperSurgical, resulting in fiscal 2017 GAAP gross margin of 64%, as compared to fiscal 2017 non-GAAP gross margin of 65%.

B
Fiscal 2018 GAAP operating expense comprised of $44.7 million in charges primarily related to acquisition and integration activities in CooperSurgical and CooperVision and $6.2 million of compensation costs related to executives retirement. Fiscal 2017 GAAP operating expense comprised of $21.0 million in charges primarily related to acquisition and integration activities in CooperSurgical and CooperVision and $9.1 million of legal costs related to Unilateral Pricing Policy.

C	Amortization expense was $146.7 million and $68.4 million for the fiscal 2018 and 2017 periods, respectively.
D
Relates to an impairment charge of intangible assets associated with carrier screening acquired from Recombine in CooperSurgical. Items A, B, C and D resulted in fiscal 2018 GAAP operating margin of 16% as compared to fiscal 2018 non-GAAP operating margin of 28%, and fiscal 2017 GAAP operating margin of 20% as compared to fiscal 2017 non-GAAP operating margin of 26%.

E
Fiscal 2018 interest expense includes $2.5 million write off of debt issuance costs related to term loan prepayment and $1.7 million of bridge loan termination fees related to CooperSurgical's PARAGARD acquisition. Fiscal 2017 interest expense includes $2.2 million of fees related to the termination of a bridge loan facility commitment related to CooperSurgical's PARAGARD acquisition.

F
Fiscal 2018 other income includes $14.2 million from realization of Puerto Rico R&D credit. Fiscal 2017 other expense represents costs related foreign exchange loss on forward contracts related to acquisitions.

G
Includes a $(214.6) million of U.S. tax reform impact in fiscal 2018 and $70.1 million net changes in the provision for income taxes that arise from the impact of the above adjustments. Fiscal 2017 represents the net changes in the provision for income taxes that arise from the impact of the above adjustments.

Conference Call and Webcast
The Company will host a conference call today at 5:00 PM ET to discuss its fiscal fourth quarter and full year 2018 financial results and current corporate developments. The live dial-in number for the call is 855-643-4430 (U.S.) / 707-294-1332 (International). The participant passcode for the call is “Cooper”. A simultaneous webcast of the call will be available through the "Investor Relations" section of The Cooper Companies website at http://investor.coopercos.com and a transcript of the call will be archived on this site for a minimum of 12 months. A recording of the call will be available beginning at 8:00 PM ET on December 6, 2018 through December 13, 2018. To hear this recording, dial 855-859-2056 (U.S.) / 404-537-3406 (International) and enter code 266737.

About The Cooper Companies
The Cooper Companies, Inc. ("Cooper") is a global medical device company publicly traded on the NYSE (NYSE:COO). Cooper is dedicated to being A Quality of Life Company™ with a focus on delivering shareholder value. Cooper operates through two business units, CooperVision and CooperSurgical. CooperVision brings a refreshing perspective on vision care with a commitment to developing a wide range of high-quality products for contact lens wearers and providing focused practitioner support. CooperSurgical is committed to advancing the health of families with its diversified portfolio of products and services focusing on women’s health, fertility and diagnostics. Headquartered in Pleasanton, CA, Cooper has more than 12,000 employees with products sold in over 100 countries. For more information, please visit www.coopercos.com.

Forward-Looking Statements
This earnings release contains "forward-looking statements" as defined by the Private Securities Litigation Reform Act of 1995.  Statements relating to guidance, plans, prospects, goals, strategies, future actions, events or performance and other statements which are other than statements of historical fact, including our 2019 Guidance and all statements regarding acquisitions including the acquired companies’ financial position, market position, product development and business strategy, expected cost synergies, expected timing and benefits of the transaction, difficulties in integrating entities or operations, as well as estimates of our and the acquired entities’ future expenses, sales and diluted earnings per share are forward looking. In addition, all statements regarding anticipated growth in our revenue, anticipated effects of any product recalls, anticipated market conditions, planned product launches and expected results of operations and integration of any acquisition are forward-looking.  To identify these statements look for words like "believes," "expects," "may," "will," "should," "could," "seeks," "intends," "plans," "estimates" or "anticipates" and similar words or phrases.  Forward-looking statements necessarily depend on assumptions, data or methods that may be incorrect or imprecise and are subject to risks and uncertainties.
Among the factors that could cause our actual results and future actions to differ materially from those described in forward-looking statements are: adverse changes in the global or regional general business, political and economic conditions, including the impact of continuing uncertainty and instability of certain countries that could adversely affect our global markets, and the potential adverse economic impact and related uncertainty caused by these items, including but not limited to, the United Kingdom’s election to withdraw from the European Union and escalating global trade barriers including additional tariffs; foreign currency exchange rate and interest rate fluctuations including the risk of fluctuations in the value of foreign currencies or interest rates that would decrease our revenues and earnings; changes in tax laws or their interpretation and changes in statutory tax rates, including but not limited to, the U.S., the United Kingdom and other countries with proposed changes to tax laws, some of which may affect our taxation of earnings recognized in foreign jurisdictions and/or negatively impact our effective tax rate; our existing indebtedness and associated interest expense, most of which is variable and impacted by rate increases, which could adversely affect our financial health or limit our ability to borrow additional funds; acquisition-related adverse effects including the failure to successfully obtain the anticipated revenues, margins and earnings benefits of acquisitions, integration delays or costs and the requirement to record significant adjustments to the preliminary fair value of assets acquired and liabilities assumed within the measurement period, required regulatory approvals for an acquisition not being obtained or being delayed or subject to conditions that are not anticipated, adverse impacts of changes to accounting controls and reporting procedures, contingent liabilities or indemnification obligations, increased leverage and lack of access to available financing (including financing for the acquisition or refinancing of debt owed by us on a timely basis and on reasonable terms); compliance costs and potential liability in connection with U.S. and foreign laws and health care regulations pertaining to privacy and security of third party information, such as HIPAA in the U.S. and the General Data Protection Regulation requirements which took effect in Europe on May 25, 2018, including but not limited to those resulting from data security breaches; a major disruption in the operations of our manufacturing, accounting and financial reporting, research and development, distribution facilities or raw material supply chain due to integration of acquisitions, natural disasters or other causes; a major disruption in the operations of our manufacturing, accounting and financial reporting, research and development or distribution facilities due to technological problems, including any related to our information systems maintenance, enhancements or new system deployments, integrations or upgrades; disruptions in supplies of raw materials, particularly components used to manufacture our silicone hydrogel lenses; new U.S. and foreign government laws and regulations, and changes in existing laws, regulations and enforcement guidance, which affect areas of our operations including, but not limited to, those affecting the health care industry including the contact lens industry specifically and the medical device or pharmaceutical industries generally; legal costs, insurance expenses, settlement costs and the risk of an adverse decision, prohibitive injunction or settlement related to product liability, patent infringement or other litigation; limitations on sales following product introductions due to poor market acceptance; new competitors, product innovations or technologies, including but not limited to, technological advances by competitors, new products and patents attained by competitors, and competitors' expansion through acquisitions; reduced sales, loss of customers and costs and expenses related to product recalls and warning letters; failure to receive, or delays in receiving, U.S. or foreign regulatory approvals for products; failure of our customers and end users to obtain adequate coverage and reimbursement from third party payors for our products and services; the requirement to provide for a significant liability or to write off, or accelerate depreciation on, a significant asset, including goodwill, and idle manufacturing facilities and equipment; the success of our research and development activities and other start-up projects; dilution to earnings per share from acquisitions or issuing stock; impact and costs incurred from changes in accounting standards and policies; environmental risks, including increasing environmental legislation and the broader impacts of climate change; and other events described in our Securities and Exchange Commission filings, including the “Business” and “Risk Factors” sections in the Company’s Annual Report on Form 10-K for the fiscal year ended

October 31, 2017, as such Risk Factors may be updated in quarterly filings.
We caution investors that forward-looking statements reflect our analysis only on their stated date. We disclaim any intent to update them except as required by law.

Contact:
Kim Duncan
Vice President, Investor Relations and Administration
925-460-3663
ir@cooperco.com

THE COOPER COMPANIES, INC. AND SUBSIDIARIES
Consolidated Condensed Balance Sheets
(In millions)
(Unaudited)

	October 31, 2018	October 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$77.7	$88.8
Trade receivables, net	374.7	316.6
Inventories	468.8	454.1
Other current assets	169.7	93.7
Total current assets	1,090.9	953.2
Property, plant and equipment, net	976.0	910.1
Goodwill	2,392.1	2,354.8
Other intangibles, net	1,521.3	504.7
Deferred tax assets	58.4	60.3
Other assets	74.1	75.6
	$6,112.8	$4,858.7

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$37.1	$23.4
Other current liabilities	499.4	372.7
Total current liabilities	536.5	396.1
Long-term debt	1,985.7	1,149.3
Deferred tax liabilities	31.0	38.8
Long-term tax payable	141.5	—
Accrued pension liability and other	110.3	98.7
Total liabilities	2,805.0	1,682.9
Stockholders’ equity	3,307.8	3,175.8
	$6,112.8	$4,858.7

THE COOPER COMPANIES, INC. AND SUBSIDIARIES
Consolidated Statements of Income
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended October 31,		Year Ended October 31,
	2018	2017	2018	2017
Net sales	$651.5	$561.5	$2,532.8	$2,139.0
Cost of sales	221.5	208.1	900.5	773.2
Gross profit	430.0	353.4	1,632.3	1,365.8
Selling, general and administrative expense	248.6	208.5	973.3	799.1
Research and development expense	22.5	18.5	84.8	69.2
Amortization of intangibles	36.2	17.9	146.7	68.4
Impairment of intangibles	—	—	24.4	—
Operating income	122.7	108.5	403.1	429.1
Interest expense	22.8	10.1	82.7	33.4
Other (income) expense, net	(12.8)	1.8	(11.5)	1.7
Income before income taxes	112.7	96.6	331.9	394.0
Provision for income taxes	12.1	8.0	192.0	21.1
Net income attributable to Cooper stockholders	$100.6	$88.6	$139.9	$372.9

Earnings per share - diluted	$2.02	$1.78	$2.81	$7.52

Number of shares used to compute diluted earnings per share	49.9	49.7	49.7	49.6

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